Exhibit 99.1

Greif Obtains Full Ownership of CorrChoice

DELAWARE, Ohio (September 30, 2003) – Greif, Inc. (NYSE: GEF, GEF.B) announced today that CorrChoice, Inc., a Greif joint venture, has redeemed all outstanding shares of its minority shareholders for $115.3 million, which will be substantially funded by cash and cash equivalents of approximately $110 million. As a result of this transaction, Greif now owns 100 percent of CorrChoice. The transaction will be immediately accretive to Greif’s earnings.

CorrChoice, a corrugated sheet feeder business, was formed on November 1, 1998 as a Greif joint venture, with Greif owning 63 percent of the outstanding stock.

CorrChoice operates seven corrugated sheet feeder plants, which supply converting operations in the eastern United States. In addition to these external customers, through the joint venture agreement, Greif sells paper to CorrChoice, which it uses to produce the corrugated sheets, and Greif purchases corrugated sheets from CorrChoice to use in its corrugated converting operations.

For the twelve months ended October 31, 2002, CorrChoice had $230.1 million in net sales. Sales and purchases by Greif with CorrChoice were $59.8 million and $21.0 million, respectively, in fiscal 2002.

CorrChoice’s results will be fully consolidated in Greif’s financial statements effective November 1, 2002, with a minority interest deduction through September 30, 2003. Previously, CorrChoice’s results were not consolidated due to equal representation of Greif and minority shareholders on CorrChoice’s Board of Directors. Greif’s investment in CorrChoice was accounted for by the equity method of accounting.

“Through full ownership of CorrChoice, we are in a better position to maximize our paper mills and corrugated operations, which is critical in this highly competitive industry,” stated Michael J. Gasser, chairman and chief executive officer of Greif.

About Greif

Greif is a world leader in industrial packaging products and services. The Company provides extensive experience in steel, plastic, fibre, corrugated and multiwall containers and protective packaging for a wide range of industries. Greif also produces containerboard and manages timber properties in North America. Greif is strategically positioned in more than 40 countries to serve multinational as well as regional customers. Additional information is on the Company’s Web site at www.greif.com.

(more)

Forward-Looking Statements

All statements other than statements of historical facts included in this news release, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this news release are based on information presently available to management. Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to: general economic and business conditions, including a prolonged or substantial economic downturn; changing trends and demands in the industries in which the Company competes, including industry over-capacity; industry competition; the continuing consolidation of the Company’s customer base for its paper and packaging products; availability and costs of raw materials for the manufacture of the Company’s products, and price fluctuations in energy costs; costs associated with litigation or claims against the Company pertaining to environmental, safety and health, product liability and other matters; work stoppages and other labor relations matters; and the deviation of actual results from the estimates and/or assumptions used by the Company in the application of its significant accounting policies. These and other risks and uncertainties that could materially affect the Company’s consolidated financial results are further discussed in our filings with the Securities and Exchange Commission, including its Form 10-K for the year ended October 31, 2002. The Company assumes no obligation to update any forward-looking statements.